Exhibit 99.1

Applied Optoelectronics Announces Proposed Private Exchange Offer for 2026 Notes and Concurrent Registered Direct Offering

SUGAR LAND, Texas, December 18, 2024 — Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI,” “we,” “us” or “our”) expects to enter into transactions with holders of its 5.25% Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange approximately $80 million principal amount of the 2026 Notes for aggregate consideration consisting of a combination of (i) Convertible Senior Notes due 2030 (the “2030 Notes”), (ii) shares of our common stock (the “Exchange Shares”) and (iii) cash representing accrued interest on the 2026 Notes and the value of fractional shares, if any (such transactions, collectively, the “Exchanges”).

Final terms for the Exchanges will be determined at the time of pricing. The 2030 Notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the 2030 Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.

The 2030 Notes will be convertible at the option of holders of the 2030 Notes under certain specified circumstances, as set forth in the indenture governing the 2030 Notes. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate.

Following the completion of the Exchanges, we may engage in additional exchanges or repurchase, induce conversions of, or exercise our right to redeem the 2026 Notes. Holders of the 2026 Notes that participate in any of these exchanges, repurchases or induced conversions may purchase or sell shares of our common stock in the open market to unwind any hedge positions they may have with respect to the 2026 Notes or our common stock or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of our common stock and the 2030 Notes we are offering.

There can be no assurance that the Exchanges will be completed. The issuance and sale of the 2030 Notes and the Exchange Shares pursuant to the Exchanges are being made in transactions exempt from registration pursuant to Sections 3(a)(9) and 4(a)(2) under the Securities Act of 1933, as amended.

Raymond James & Associates, Inc. is acting as AOI’s exclusive financial advisor in connection with the Exchanges.

Concurrently with the Exchanges, AOI announced today that it intends to commence an offering of shares of its common stock in a registered direct offering (the “Registered Direct Offering”).

We intend to use the net proceeds, if any, from the Registered Direct Offering for general corporate purposes, which may include, among other things, capital expenditures and working capital. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business; however, we have no present plans, agreements or commitments with respect to any potential acquisition.

Raymond James & Associates, Inc. is acting as the sole placement agent in connection with the Registered Direct Offering. The Registered Direct Offering is being made pursuant to an automatic shelf registration statement on Form S-3ASR (Registration File No. 333-283905), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2024, and became effective immediately upon filing, including the prospectus contained therein. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the Registered Direct Offering was filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on December 18, 2024, copies of which may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus are also available on the website of the SEC at http://www.sec.gov.

The Exchanges and Registered Direct Offering are expected to close concurrently on or about December 23, 2024, subject to customary closing conditions.

Haynes Boone LLP is acting as legal advisor to AOI and Mayer Brown LLP is acting as legal advisor to Raymond James & Associates, Inc., in connection with the Exchanges and the Registered Direct Offering.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” or by other similar expressions that convey uncertainty of future events or outcomes. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause our actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; the impact of any pandemics or similar events on our business and financial results; and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our quarterly and annual reports on file with the SEC. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI’s products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com